PROMISSORY NOTE

U.S. $ 600,000 Houston, Texas Date: 11/3/14

1. FOR VALUE RECEIVED, the undersigned Borrower promises to pay Synergy Natural Resources, LLC or Gary M. Riebschlager (Note Holders), the principal sum of U.S. $600,000.00 (Six Hundred Thousand and no/100 Dollars), with simple interest due on the unpaid balance from the date of execution of the accompanying Settlement and Release (Settlement Date), until paid, at the rate of 3% percent per annum, with principal and interest payable at 500 West Lanier Avenue, Suite 911-D, Fayetteville, Georgia 30214, or such other place as Note Holders may designate.

2. No later than six months after the Settlement Date, Borrower shall make an initial payment to Note Holders of at least $25,000 (Twenty-Five Thousand Dollars). Borrower shall make additional minimum $25,000 (Twenty-Five Thousand Dollars) payments each month thereafter. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable one year after the Settlement Date. In the event of default, Note Holders will provide Borrower with fifteen (15) days' notice and opportunity to cure. Note Holders have no right to accelerate payments in the event of default.

3. Payments received for application to this Note shall be applied first to accrued interest and second to the balance applied in reduction of the principal amount hereof.

4. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

5. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (a) delivery to Borrower or (b) by mailing such notice by first class U.S. mail, addressed to Borrower at Borrower's addresses stated below, or to such other address as Borrower may designate by notice to Note Holders. Any notice to Note Holders shall be in writing and shall be given and be effective upon (a) delivery to Note Holders or (b) by mailing such notice by first class U.S. mail, to Note Holders at the address stated in the first paragraph of this Note, or to such other address as Note Holders may designate by notice to Borrower.

6. The indebtedness evidenced by this Note is secured by a security interest in the following collateral located on the Settlement Date at Borrower's bulk terminal facility in New Orleans, Louisiana: furniture, fixtures, and equipment. In the event of default, Note Holders may not exercise any remedy with respect to the collateral (including, without limitation, repossession, foreclosure, and notice to third-parties) unless the Note has first come due and payable in full and payment default continues following provision of the required notice and opportunity to cure. In no event shall Note Holders be entitled to exercise self-help repossession. Reference is made to the parties' Settlement, Release, and Termination Agreement, executed on the Settlement Date, for additional terms concerning the security interest.

7. Borrower and Note Holders agree that the loan evidenced by this Note is made in the State of Texas and the provisions hereof will be construed in accordance with the laws of the State of Texas; and such parties further agree that any claims or actions concerning this Note shall be brought in the District Court of Harris County, Texas or the U.S. District Court for the Southern District of Texas, Houston Division. Borrower and Note Holders hereby consent to personal jurisdiction and venue in such courts.

Allen E. Lopez
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Double Crown Resources, Inc. (Borrower)
By: Allen E. Lopez
Its: President

Notice to Borrower shall be addressed to:

Jerold S. Drew, 10120 S. Eastern Ave. Suite 200, Henderson, Nevada 89052 **and to**
Double Crown Resources, Inc., c/o Corporate Capital Inc., 2905 Lake East Dr. Suite 150, Las Vegas, NV 89117